UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013 (December 6, 2013)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2013, JDS Uniphase Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 6, 2013, by and among NI Holdings I, Inc., a Delaware corporation (“Network Instruments”), the Company, Jade Acquisition I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Thoma Bravo, LLC, a Delaware limited liability company, solely in its capacity as Representative for Network Instruments’ stockholders, Thoma Bravo Fund X, L.P., a Delaware limited partnership, and Thoma Bravo Fund X-A., L.P., a Delaware limited partnership. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Network Instruments, with Network Instruments surviving as a wholly-owned subsidiary of the Company.

The aggregate purchase price for the Merger will be $200 million (the “Purchase Price”), including amounts related to the repayment of indebtedness and the payment of transaction costs. The Purchase Price will be subject to certain adjustments to reflect the amount of estimated net cash held by Network Instruments at closing and to address the difference, if any, between the estimated net working capital at closing and target net working capital. The Purchase Price will also be subject to a $20 million holdback (the “Holdback”) to cover any post-closing adjustments to the Purchase Price and indemnification obligations of the stockholders. The Holdback will be released, in two $10 million installments, after deducting any claims or adjustments, on the 6-month and 12-month anniversaries of the closing of the Merger.

The Merger Agreement contains customary representations and warranties as well as covenants by each of the parties. Subject to certain limitations, the Company will be indemnified for damages resulting from breaches or inaccuracies by Network Instruments’ and the stockholders’ representations, warranties and covenants in the Merger Agreement as well as certain other specified matters.

The Merger is expected to close within approximately 45 days, subject to the satisfaction of customary closing conditions, including the continuing accuracy of representations and warranties, the absence of a material adverse effect on Network Instruments and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Simultaneously upon entry into the Merger Agreement, the Company entered into noncompetition agreements with several key executives of Network Instruments, which will become effective as of the closing.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in disclosure schedules that the parties exchanged in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. A forward-looking statement may contain words such as “anticipates,” “believes,” “can,” “can impact,” “could,” “continue,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plans,” “potential,” “projects,” “should,” “will,” “will continue to be,” “would,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such statements may include: (i) the anticipated timing of the acquisition, (ii) the Company’s plans and projections related to the acquired products and (iii) the expected impact of the acquisition on the Company’s earnings and the timing of such impact. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, the following: (a) the failure of either party to meet certain closing conditions, including obtaining required regulatory approvals, could delay or prevent the completion of the transaction, (b) the Company has limited visibility into future market growth and customer demand, (c) the Company may be unable to retain key Network Instruments employees, (d) the Company may face difficulties integrating the Network Instruments business into the Company’s NSE business segment, which could disrupt the existing business and prevent the Company from fully recognizing the anticipated benefits of the transaction, (e) anticipated synergies in product innovation and development may not materialize and (f) other risks discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements are made only as of the date of this Current Report on Form 8-K and subsequent facts or circumstances may contradict, obviate, undermine or otherwise fail to support or substantiate such statements. The Company is under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform such statements to actual results or to changes in expectations.

Exhibit 8.01. Other Events.

On December 11, 2013, the Company issued a press release to announce the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated December 6, 2013, by and among NI Holdings I, Inc., a Delaware corporation, the Company, Jade Acquisition I, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Thoma Bravo, LLC, a Delaware limited liability company, solely in its capacity as Representative for NI Holdings’ stockholders, Thoma Bravo Fund X, L.P., a Delaware limited partnership, and Thoma Bravo Fund X-A., L.P., a Delaware limited partnership.

*The exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.

99.1	Press release issued by JDS Uniphase Corporation on December 11, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

December 11, 2013